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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ---------------

                                    FORM 8-K


 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

Date of Report (Date of earliest event reported)  June 1, 1996


                        HEFTEL BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                               0-24516                      99-0113417
   -------------------------------      ---------------------------------     -------------------
   (State or other jurisdiction of          (Commission File Number)           (IRS Employer
          incorporation)                                                      Identification No.)



                     6767 West Tropicana Avenue, Suite 102
                            Las Vegas, Nevada 89103
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (702) 367-3322
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Item 5.  Other Events

         On June 1, 1996, Registrant and Clear Channel Radio, Inc. ("Clear Channel") entered into a Tender Offer Agreement pursuant to which Clear Channel agreed to make a tender offer for all of the shares of Class A Common Stock and Class B Common Stock of Registrant at a price of $23 per share. Completion of the purchase of shares in the tender offer is subject to approval of the Federal Communications Commission and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, among other conditions. Cecil Heftel, Carl Parmer and members of Mr. Heftel's family agreed to sell the shares of Class A Common Stock and Class B Common Stock owned by them to Clear Channel at the tender offer price pursuant to a Stockholder Purchase Agreement dated June 1, 1996.

         For further information see Exhibits 1.1.1 and 1.1.2 attached hereto.





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Item 7.  Financial Statements and Exhibits

c.  Exhibits

1.1.1 Tender Offer Agreement, dated June 1, 1996, between Registrant and Clear Channel Radio, Inc. ("Clear Channel") (incorporated herein by reference to Exhibit 99(c)(1) of the Schedule 14D-1 of Clear Channel filed on June 7, 1996) (Schedules omitted).

1.1.2 Amendment No. 1 to Tender Offer Agreement, dated June 6, 1996, between Registrant and Clear Channel (incorporated herein by reference to Exhibit 99(c)(9) of Clear Channel's Schedule 14D-1 filed on June 7,
         1996).

Registrant agrees to furnish supplementally a copy of any omitted Schedules to the Commission upon request.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 1996                  HEFTEL BROADCASTING CORPORATION



                                       By: /s/ John T. Kendrick
                                          -------------------------
                                          John T. Kendrick,
                                          Senior Vice President and
                                          Chief Financial Officer






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